                                                                     EXHIBIT 4.4

                                    WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, APOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, UNLESS EITHER THE SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE. IF THE SECURITIES ARE TO BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT, THE COMPANY MAY REQUIRE A WRITTEN OPINION OF COUNSEL, IN FORM AND CONTENT SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED OR THAT SUCH TRANSFER WILL NOT VIOLATE SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                           CASCO INTERNATIONAL, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

        Void After 5:00 P.M. Eastern Standard Time on February 27, 2003

                           -------------------------

     THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK CERTIFIES THAT, for value received, R.L. Renck & Co., Inc., an Illinois corporation (referred to herein, together with any subsequent holder of the Warrant, the "Warrant Holder" or "Holder of the Warrant"), is entitled to subscribe to and purchase from CASCO INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Company"), an aggregate of thirty thousand (30,000) shares (subject to adjustment as specified in Section 4 hereof) of the fully paid and nonassessable Common Stock of the Company (the "Warrant Stock"), at the price of $3.00 per share (such price, and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof, is referred to herein as the "Exercise Price"), subject to the provisions and upon the terms and conditions set forth herein.

1.   VESTING; TERM.

     1.1 VESTING. The purchase rights hereunder shall vest with respect to 2,500 shares each month commencing on February 28, 1998 and continuing through January 31, 1999. Provided, however, if the consulting agreement between the Company and R.L. Renck & Co., Inc. evidenced by a letter agreement dated as of February 27, 1998 is terminated for any reason, all purchase rights which are unvested on the date of termination shall terminate and shall be null and void.

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     1.2  TERM.  The term of this Warrant shall be five years.  The purchase rights vested and exercisable hereunder shall expire at 5:00 p.m., Eastern Standard Time on February 27, 2003 and may no longer be exercised.

2.   METHOD OF EXERCISE, PAYMENT; ISSUANCE OF NEW WARRANT.

     Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised at any time, and from time to time, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Exhibit "A" duly executed) at the principal office of the Company and by the payment to the Company, by check in an amount equal to the then applicable Exercise Price per share multiplied by the number of shares of the Warrant Stock then being purchased. In the event of any exercise of the rights represented by this Warrant, certificate(s) for the shares of the Warrant Stock so purchased shall be delivered to the Warrant Holder within a reasonable time, but not later than twenty (20) business days after exercise. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Unless this Warrant has been fully exercised or has expired, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrant Holder within such reasonable time, but not later than ten (10) business days after exercise.

3.   STOCK FULLY PAID; RESERVATION OF SHARES.

     All Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its fully paid and nonassessable Common Stock to provide for the exercise of the rights represented by this Warrant.

4.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

     The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment, from time to time, upon the happening of the following events:

     4.1 RECLASSIFICATION, CONSOLIDATION, OR MERGER. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall, unless it has assumed the obligations of the Company generally as a matter of law, assume by written instrument executed and mailed or delivered to the registered holder thereof at the last address of such holder


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appearing on the books of the Company, this Warrant, and lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provision hereof (including without limitation provisions for adjustment of the warrant purchase price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

     4.2 SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     4.3 STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend, or make any other distribution to its stockholders (except any distribution specifically provided for in the foregoing Section 4.1 or 4.2) payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

     4.4 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Exercise Price as a result of the events set forth in Section 4.2 or 4.3 above, the number of shares of Warrant Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

     4.5 COVENANT NOT TO AVOID TERMS OF THE WARRANT. The Company covenants that it will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all those terms and in taking all action



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necessary or appropriate to protect the right of the Warrant Holder against dilution or other impairment.

5.   NOTICE OF ADJUSTMENTS.

     Whenever any Exercise Price shall be adjusted pursuant to Section 4 hereof, the Company shall promptly as practicable prepare a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price(s) after giving effect to such adjustment, and the number of shares which may be purchased upon exercise of a Warrant which immediately prior thereto could be exercised to purchase one share, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of the Warrant.

6.   FRACTIONAL SHARES.

     No fractional shares of the Warrant Stock will be issued in connection with any subscription hereunder. In the event an adjustment in the number of shares issuable upon exercise of this Warrant made pursuant to Section 4 hereof results in a number of shares issuable upon exercise which includes a fraction, this Warrant may be exercised for the next larger whole number of shares.

7.   COMPLIANCE WITH SECURITIES ACT; TRANSFER OF WARRANT AND WARRANT STOCK.

     7.1 COMPLIANCE WITH SECURITIES LAWS. The Warrant Holder, by acceptance of this Warrant, agrees that this Warrant and the shares of the Warrant Stock to be issued upon exercise hereof are being acquired in a non-public offering and that it will not offer, sell, or otherwise dispose of this Warrant and any shares of the Warrant Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "33 Act"), or applicable state securities laws. Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of the Warrant Stock so purchased are not being acquired for distribution except in compliance with all applicable securities laws.

     7.2 TRANSFERABILITY AND OWNERSHIP OF THIS WARRANT. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns hereunder. This Warrant may be assigned only in accordance with applicable securities laws and, unless registered under the '33 Act and applicable state securities laws or, in the opinion of counsel for the Company or, if required by the Company in its discretion, the opinion of counsel to the Warrant Holder (the identity of which counsel shall be reasonably acceptable to the Company), such transfer will not be in violation of the registration provisions of the '33 Act and any applicable state securities laws. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued. Any such assignment shall be on the form of assignment attached hereto as Exhibit "B."



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     7.3  RESTRICTIONS ON TRANSFER OR DISPOSITION OF WARRANT STOCK.  No transfer of the Warrant Stock will be valid or recognized by the Company unless such stock is registered under the '33 Act and applicable state securities laws or, in the opinion of counsel for the Company or, if required by the company in its discretion, the opinion of counsel to the Warrant Holder (the identity of which counsel shall be reasonably acceptable to the Company), such transfer will not be in violation of the registration provisions of the '33 Act or any applicable state securities laws.

     7.4 LEGEND ON WARRANT STOCK CERTIFICATES. Certificates representing shares of Warrant Stock will bear a legend restricting transfer as provided herein, and appropriate stop-transfer instructions will be given to the Company's transfer agent.

8.   NO RIGHTS AS STOCKHOLDERS.

     The Warrant Holder shall not be entitled by virtue of the terms hereof to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Warrant Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Stock shall have become deliverable as provided herein.

9.   REPLACEMENT OF THIS WARRANT.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of indemnity reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at Warrant Holder's expense, will execute and deliver, in lieu hereof, a new Warrant of like tenor.

10.  GOVERNING LAW.

     This Warrant shall be construed and interpreted in accordance with and governed in all respects by the laws of the State of Delaware.

11.  NOTICE.

     All notices, demands, requests, and other communications which any party hereto desires or is required to deliver or otherwise give to any other party hereunder shall be in writing and shall be deemed to have been delivered, given, and received when personally given or on the



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third day after it is mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     Notices to the Company:            CASCO INTERNATIONAL, INC.
                                        4205 East Dixon Boulevard
                                        Shelby, North Carolina 28150
                                        Attention: President


     Notices to the Warrant Holder:     R.L. Renck & Co., Inc.
                                        2 Rector Street, 25th Floor
                                        New York, New York 10006


Notices to the Warrant Holder shall be to the address set forth above. Notice of a change in the Warrant Holder's address shall be given to the Company in accordance with this Section 11.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers duly authorized as of the date set forth below.



                                        CASCO INTERNATIONAL, INC.


Dated as of February 27, 1998           By: /s/ Charles R. Davis
                                           ----------------------------
                                           Charles R. Davis, President

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                             EXHIBIT "A" TO WARRANT

                               NOTICE OF EXERCISE



To:  CASCO INTERNATIONAL, INC.
     4205 East Dixon Boulevard
     Shelby, North Carolina 28150
     Attention:  President

     Please be advised that______________________________ (the "Warrant Holder") hereby exercises the Warrant to purchase_____________________________ (____________) shares of common stock of CASCO INTERNATIONAL, INC. at a purchase price of __________ ($________) per share. Enclosed is a check payable to "CASCO INTERNATIONAL, INC." for _____________ as payment for the aforementioned common stock. Also enclosed herewith is my original Warrant to purchase such common stock.

     Please mail the stock certificate for my common stock to my attention at the following address:

               -------------------------------

               -------------------------------

               -------------------------------

                                             Sincerely,



                                             ---------------------------------
                                             (Name of the Warrant Holder)

                                             By:
                                                 -----------------------------

                                             Its:
                                                 -----------------------------

                             EXHIBIT "B" TO WARRANT

                               FORM OF ASSIGNMENT

                (To be signed only upon transfer of the Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________________ the rights represented by the within Warrant to purchase ____________________ (_________) shares of Common Stock of CASCO INTERNATIONAL, INC. to which the within Warrant relates, and appoints ____________________________ attorney to transfer such Warrant on the books of CASCO INTERNATIONAL, INC., with full power of substitution in the premises.

     Dated:______________

                                         EXHIBIT ONLY - DO NOT SIGN
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)





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                                         --------------------------------------
                                                       (Address)

                             EXHIBIT "B" TO WARRANT

                               FORM OF ASSIGNMENT

                (To be signed only upon transfer of the Warrant)


     For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________________ the rights represented by the within Warrant to purchase ____________________ (_________) shares of Common Stock of CASCO INTERNATIONAL, INC. to which the within Warrant relates, and appoints ____________________________ attorney to transfer such Warrant on the books of CASCO INTERNATIONAL, INC., with full power of substitution in the premises.

     Dated:
           --------------

                                         EXHIBIT ONLY - DO NOT SIGN
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)







                                         --------------------------------------

                                         --------------------------------------
                                                       (Address)